TD Bank Financial Group to Acquire Commerce Bancorp Inc.
Combination Creates North American Powerhouse and
Offers Superior Value Creation
TORONTO, ON and CHERRY HILL, NJ (October 2, 2007) — TD Bank Financial Group (TDBFG) (TSX and NYSE: TD) and New Jersey-based Commerce Bancorp Inc. (NYSE: CBH) today announced that they have signed a definitive agreement for TDBFG to acquire Commerce Bank in a 75% stock and 25% cash transaction valued at US$8.5 billion.
“Acquiring Commerce Bank offers a singularly unique and compelling opportunity for our shareholders — one that is both a strategic fit and a superior value creation opportunity through accelerated organic growth. The combination of Commerce with TD Banknorth doubles the scale of our US banking business and accelerates our transformation to a leading North American financial institution,” said Ed Clark, President and Chief Executive Officer, TD Bank Financial Group. “Commerce brings an impressive geographic footprint and market share in a contiguous region and a complementary North American retail banking business model.”
The addition of Commerce Bank would give TD Bank Financial Group more than 2,000 branches in North America and approximately one-quarter of a trillion dollars in deposits, making it the first bank with critical mass in both the Canadian and US markets. TD Bank Financial Group will become the seventh largest bank in North America as measured by branch locations.
“Our joining forces with TD Bank Financial Group opens the door to tremendous new growth opportunities,” said Dennis DiFlorio, Chairman, Commerce Bank N.A. “Combining TD’s broad array of sophisticated retail and commercial products with our unparalleled banking convenience is truly exciting. We are delighted for our customers, employees and shareholders.”
Description of the Transaction
Under the agreement, Commerce shareholders will receive 0.4142 shares of a TD common share and US$10.50 in cash in exchange for each common share of Commerce Bancorp Inc. The consideration was negotiated on the basis of US$42.00 per share value for Commerce Bank. The transaction value based on the October 1, 2007 closing price of TD common shares is $42.37. The transaction will be taxable for Commerce shareholders for US federal income tax purposes, including the TD shares they receive.
Following the completion of the transaction, TDBFG expects to take a one time restructuring charge of approximately US$490 million pre-tax. On a GAAP basis, the transaction is expected to be 28 cents dilutive in fiscal 2008 and 22 cents dilutive in 2009 to TD’s earnings, and 10 cents dilutive in 2008 and flat in 2009 on an adjusted basis. The deal is expected to close in March or April 2008 subject to approvals from Commerce shareholders and US and Canadian regulatory authorities.
Commerce has determined to take certain actions with respect to its balance sheet, with the intention of reducing the exposure to changes in interest rates. The Company intends to sell a portion of its fixed-rate investment securities portfolio and reinvest in short term or floating rate AAA-rated securities. Commerce presently anticipates that it will record an after-tax charge of approximately US$150 million in the third quarter related to these actions. In addition, Commerce has agreed to negotiate the sale of Commerce Banc Insurance Services, Inc. (CBIS) to George E. Norcross, III, Chairman and Chief Executive Officer of Commerce Banc Insurance Services, Inc. (CBIS) and a director of the Commerce Board, subject to the approval of TD Bank Financial Group.
Mr. DiFlorio and Bob Falese, President and Chief Executive Officer, Commerce Bank will continue to be responsible for running Commerce, based at its headquarters in Cherry Hill, New Jersey and will report to Bharat Masrani, President and Chief Executive Officer, TD Banknorth upon the conclusion of the transaction.
Accelerating TD Banknorth’s growth strategy
“Commerce gives us scale in the Mid-Atlantic and will allow us to turbocharge our organic growth strategy,” said Masrani. “We look forward to creating the first truly integrated, North American financial services powerhouse.”
Advisors
TD Securities Inc., J.P. Morgan Securities Inc. and Keefe, Bruyette & Woods, Inc. are serving as financial advisors and Simpson Thacher & Bartlett LLP is serving as legal advisor to TD Bank Financial Group. Goldman, Sachs & Co. is serving as financial advisor and Sullivan & Cromwell LLP is serving as legal advisor to Commerce Bancorp Inc.
Commerce Bank Key Facts & Figures
•	As “America’s Most Convenient Bank,” Commerce Bank offers personal and commercial banking, insurance, investment planning and wealth management services.

•	The Bank’s “have it your way” approach emphasizes Commerce’s hallmark products and services including seven-day branch banking, free personal chequing, online banking and stock trading at commerceonline.com, and 1-800-YES-2000, a full-service, 24-hour bank-by-phone system.

•	In a market of highly critical customers, Commerce Bank ranks highest in satisfying banking customers in the New York City metropolitan area, according to the J.D. Power and Associates 2006 Retail Banking Satisfaction Study.
The operations of Commerce Bank include:

•	Nearly 460 locations and close to 700 Automated Teller Machines (ATMs) throughout New Jersey, New York, Connecticut, Pennsylvania, Delaware, Washington, DC, Virginia, Maryland and Southeast Florida

•	2.4 million customers

•	US $100 million in average deposits per branch

•	US $48 billion in assets as of June 30, 2007

•	US $44 billion in deposits as of June 30, 2007

•	More than 15,000 employees
Conference Call Information

TD Bank Financial Group will hold an analyst conference call today, October 2, 2007 at 8:30 a.m. ET to discuss the details of the transaction. The call will feature a presentation by Ed Clark, President and CEO and Colleen Johnston, Chief Financial Officer of TD Bank Financial Group and Bharat Masrani, President and CEO of TD Banknorth. Joining the call from Commerce Bancorp Inc. will be Dennis DiFlorio, Chairman, Robert Falese, President and CEO, and Doug Pauls, Chief Financial Officer. The call is expected to last 60 minutes.
A question and answer period for pre-qualified analysts and investors will follow the formal presentations. Both calls will be webcast live via TD’s website at www.td.com/investor as well as the investor relations section of Commerce Bank’s website at www.commerceonline.com. Pre-qualified analysts and investors may access the call by calling 416-915-5651or toll free at 1-800-732-0232. Media may also access the call at those numbers, but in listen-only mode. Recordings of the presentation will be archived on TD’s website (www.td.com) following the webcast and will be available for replay for a period of at least one month. The replay of the webcast will also be accessible from the investor relations section of Commerce’s website at www.commerceonline.com.
About TD Bank Financial Group

The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Financial Group. The Bank serves more than 14 million customers in four key businesses operating in a number of locations in key financial centres around the globe: Canadian Personal and Commercial Banking, including TD Canada Trust as well as the Bank’s global insurance operations (excluding the U.S.); Wealth Management, including TD Waterhouse Canada, TD Waterhouse U.K. and the Bank’s investment in TD Ameritrade; U.S. Personal and Commercial Banking through TD Banknorth; and Wholesale Banking, including TD Securities. The Bank also ranks among the world’s leading on-line financial services firms, with more than 4.5 million on-line customers. The Bank had $404 billion in assets as at July 31, 2007. The Bank is headquartered in Toronto, Canada. The Bank’s common stock is listed on the Toronto Stock Exchange and the New York Stock Exchange under symbol: TD, as well as on the Tokyo Stock Exchange.
About Commerce Bancorp Inc.

Commerce Bank, “America’s Most Convenient Bank,” is a leading retailer of financial services with almost 460 convenient stores in Metropolitan New York, Metropolitan

Philadelphia, Metropolitan DC and Southeast Florida. Headquartered in Cherry Hill, New Jersey, Commerce Bancorp (NYSE: CBH) has approximately $49 billion in assets. For more information about Commerce, please visit the company’s interactive financial resource center at http://www.commerceonline.com.
Forward-Looking Statements and Additional Information

The information presented may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and comparable “safe harbour” of Canadian legislation, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Commerce Bancorp, Inc. stockholders; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Commerce Bancorp, Inc.’s businesses into those of TD Bank Financial Group in a timely and cost-efficient manner; and the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe. Additional factors that could cause TD Bank Financial Group’s and Commerce Bancorp, Inc.’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 40-F for The Toronto-Dominion Bank and the 2006 Annual Report on Form 10-K of Commerce Bancorp, Inc. filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).
The proposed merger transaction involving The Toronto-Dominion Bank and Commerce Bancorp, Inc. will be submitted to Commerce Bancorp’s shareholders for their consideration Shareholders are encouraged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about The Toronto-Dominion Bank and Commerce Bancorp, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, by directing a request to TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations, (416) 308-9030, or to Commerce Bancorp, Inc., Shareholder Relations, 1701 Route 70 East Cherry Hill, NJ 08034-5400, 1-888-751-9000.
The Toronto-Dominion Bank, Commerce Bancorp, Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding The Toronto-

Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2006, which was filed with the Securities and Exchange Commission on December 11, 2006, and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the Securities and Exchange Commission on February 23, 2007. Information regarding Commerce Bancorp, Inc.’s directors and executive officers is available in Commerce Bancorp, Inc.’s proxy statement for its most recent annual meeting, which was filed with the Securities and Exchange Commission on April 13, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
For more information:

Media:
Neil Parmenter	Jeff Nathanson
TD Bank Financial Group	TD Banknorth
416-982-4285	207-761-8517

David Flaherty
Commerce Bank
856-751-4069

Investors:
Tim Thompson	Doug Pauls
TD Bank Financial Group	Commerce Bank
416-982-6346	856-751-2727